Reaves Utility Income Fund N-CSR

Exhibit 99(d)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement No. 333-282026 on Form N-2 of our report dated December 23, 2025, relating to the financial statements and financial highlights of Reaves Utility Income Fund appearing in this Annual Report on Form N-CSR for the year ended October 31, 2025.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.
Cleveland, Ohio
January 6, 2026